AGREEMENT AS TO CHANGE OF CONVERTIBILITY TERMS



PARTIES:  Illuminated Media, Inc.                             "Company"
          15 S. Fifth Street, Suite 715
          Minneapolis, MN 55402

          Mike & Mark Lease                                   "Lease Brothers"

          --------------------
          Litchfield, MN

DATE:     July 17, 1997



                                   BACKGROUND

         1. Illuminated Media, Inc. (the "Company") has applied to the Securities Division of the Minnesota Department of Commerce (the "Department") for the registration of certain of its securities.

         2. Mike Lease and Mark Lease (collectively the "Lease Brothers") hold an aggregate of $169,119 in principal amount of 11% convertible Notes (the "Notes") from the Company. The Notes were acquired by the Lease Brothers in November 1995 in connection with the redemption by the Company of the shares of the Company's stock that they owned.

         3. The Notes are convertible during their term to shares of common stock of the Company at the rate of $.40 per share.

         4. The Department has taken the position that, for purposes of Minnesota Securities Rules, including specifically, without limitation, Minnesota Securities Rules 2875.3010, that the Notes are "cheap stock". As such, unless the terms are modified, the Notes must be placed in escrow as required by 2875.2410 for a period of two to three years.

         5. Both the Company and the Lease Brothers are willing to agree that the convertibility feature of the Notes can be eliminated and/or modified in such as way that the Notes are no longer considered cheap stock under Minnesota Securities Rules.

                                   AGREEMENTS

         In consideration of the foregoing and intending to be legally bound, the Parties agree as follows:

         1. Waiver of Convertibility Provision as to 90 Percent of Aggregate Principal Amount of Notes.

                  The Lease Brothers, effective upon execution hereof, as to 90 percent of the aggregate principal amount of the Notes, waive any right they have under the terms of the Notes to convert the Notes to Common Stock .

         2.       Change in Conversion Ratio.

                  As to the remaining 10% in aggregate principal amount of the Notes, the Lease Brothers and the Company agree that, effective immediately upon execution of this Agreement, the price at which the Notes can be converted shall be $.51 per share.

         3.       Costs and Expenses; Heirs, Assigns; Governing Law.

                  a) The costs and expenses of preparing this Agreement shall be borne by the Company.

                  b) This Agreement shall be binding upon and available for the benefit of the heirs, representatives, successors, and assigns of the Parties hereto, and shall be interpreted in accordance with Minnesota law.

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties in the manner appropriate to each.

In the presence of:                                 ILLUMINATED MEDIA, INC.


----------------------------               By:
                                               -----------------------------
                                           Its:

                                           LEASE BROTHERS


----------------------------               ---------------------------------
                                           Mike Lease


----------------------------               ---------------------------------
                                           Mark Lease